Exhibit 99.3

iSYS LLC

Financial Statements
For the Nine Months Ended September 30, 2007

Balance Sheet
September 30, 2007
(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$85,716
Accounts
receivable	4,099,504
Prepaid expenses and other assets	1,371,590

Total current assets	5,556,810

Property and equipment, net	37,276
Other assets	12,117

Total assets	$5,606,203

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,882,688
Accrued expenses	876,700

Total liabilities	3,759,388

Stockholders’ equity:
Member equity	1,846,815
Total stockholders’ equity	1,846,815

Total liabilities and stockholders’ equity	$5,606,203

The accompanying notes are an integral part of the financial statements

iSYS LLC
Statement of Operations
For Nine Months Ended September 30, 2007
(Unaudited)

Revenues, net	$12,591,856
Cost of sales	10,456,300

Gross profit	2,135,556

Sales, general and administrative expenses	1,165,022
Depreciation expense	10,635

Total sales,
General and administrative
Expenses	1,175,657

Income from operations	959,899

OTHER INCOME (EXPENSE):
Interest income	3,249
Interest expense	(6)
Net income	$963,142

The accompanying notes are an integral part of the financial statements

iSYS LLC
Statement of Cash Flows
For Nine Months Ended September 30, 2007
(Unaudited)

Cash flows from operating activities:
Net income	$963,142
Adjustments to reconcile net (loss)/income to net cash
provided by operating activities:
Depreciation expense	10,635
Changes in assets and liabilities
Accounts receivable	(1,437,024)
Prepaid expenses and other current assets	(1,357,782)
Accounts payable and accrued expenses	1,841,686

Net cash provided by operating activities	$20,657
Cash flows from investing activities:
Purchase of property and equipment	(18,690)
Security deposit	(4,200)

Net cash used in investing activities	$(22,890)
Cash flows from financing activities:
Net cash (used in) provided by
financing activities	$--

Net decrease in cash	(2,233)
Cash and cash equivalents, beginning of period	87,949

Cash and cash equivalents, end of period	$85,716

The accompanying notes are an integral part of the financial statements

iSYS LLC
Notes to Unaudited Financial Statements

1. Basis of Presentation, Organization and Nature of Operations

The condensed balance sheet as of September 30, 2007, the condensed statements of operations for the nine months ended September 30, 2007, and the condensed statements of cash flows for the nine months ended September 30, 2007 have been prepared by the Company and are unaudited.

The Company was organized as a Virginia, single member, limited liability Company on February 22, 2002. Regular operations began February 22, 2002, and on December 1, 2002, the company received approval as Small Business Administration “8A” entity. Receivables and trade payables were assigned from a predecessor S-Corporation.

The company provides computer systems integration, data base application and data base management services to government agencies and other government contractors.

The Company has physical locations in McLean, Virginia and Columbus, Ohio. The Company’s employees work at various client locations in Columbus, Ohio and throughout the Greater Washington D.C. area of the United States of America.

2. Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Investments purchased with original maturities of three months or less are considered cash equivalents for purposes of these consolidated financial statements. The Company maintains cash and cash equivalents with various major financial institutions. Included in the September 30, 2007 no cash balance was in interest bearing balances. The Company places its temporary cash investments with high credit-quality financial institutions, and as a result, the Company believes that no significant credit risk exists with respect to these cash investments.

Accounts Receivable

The majority of the Company’s accounts receivable are due from either United States governmental agencies or established companies in the following industries: manufacturing, healthcare, financial services and United States Federal government contractors. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 60 days and are stated at amounts due from customers net of an allowance for doubtful accounts if deemed necessary. Accounts outstanding longer than the contractual payment terms are reviewed for collectability and after 90 days are considered past due.

The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Description	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Deductions	Balance at End of Period
For the year ended September 30, 2007,
Allowance for doubtful accounts	$--	$--	$--	$--

Unbilled accounts receivable on time-and-materials contracts represent costs incurred and gross profit recognized near the period-end but not billed until the following period. Unbilled accounts receivable on fixed-price contracts consist of amounts incurred that are not yet billable under contract terms. At September 30, 2007, unbilled accounts receivable totaled $401,821.

Revenue Recognition

The majority of the Company’s revenues are derived from cost-plus, or time-and-materials contracts. Under cost-plus contracts, revenues are recognized as costs are incurred and include an estimate of applicable fees earned. For time-and-material contracts, revenues are computed by multiplying the number of direct labor-hours expended in the performance of the contract by the contract billing rates and adding other billable direct costs. In the event of a termination of a contract, all billed and unbilled amounts associated with those task orders where work has been performed would be billed and collected. The termination provisions of the contract would be accounted for at the time of termination. Any deferred and/or amortization cost would either be billed or expensed depending upon the termination provisions of the contract. Further, the Company has had no material history of losses nor has it identified any material specific risk of loss at September 30, 2007 due to termination provisions and thus has not recorded provisions for such events.

The Company’s other revenues are derived from the delivery of non-customized software. In such cases revenue is recognized when there is persuasive evidence that an arrangement exists (generally a purchase order has been received or contract signed), delivery has occurred, the charge for the software is fixed or determinable, and collectibility is probable.

Significant Customers

For the nine months ended September 30, 2007, two customers, TSA (Transportation Security Administration)and DHS(Department of Homeland Security) represented approximately 40% and 33% of revenues, respectively. Due to the nature of our business and the relative size of certain contracts, which are entered into in the ordinary course of business, the loss of any single significant customer could have a material adverse effect on results.

Fair value of financial instruments

The Company’s financial instruments include cash equivalents, accounts receivable, and accounts payable. The carrying values of cash equivalents, accounts receivable and accounts payable approximate their fair value because of the short maturity of these instruments. The carrying amounts of the Company’s bank borrowings under its credit facility approximate fair value because the interest rates are reset periodically to reflect current market rates.

Concentrations of Credit Risk

Financial instruments potentially subject the Company to credit risk, which consist of cash and cash equivalents and accounts receivable. As of September 30, 2007, two customers, TSA and DHS, accounted for approximately 44% and 33% of accounts receivable, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment consisted of the following:

September 30

2007

Automobiles, computers, equipment and software	$61,449
Less- Accumulated depreciation and amortization	(24,173)

$37,276

Depreciation expense is computed using the straight-line method over the estimated useful lives of between two and five years depending upon the classification of the property and/or equipment. In accordance with the American Institute of Certified Public Accountants Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” the Company capitalizes costs related to software and implementation in connection with its internal use software systems.

Income Taxes

All tax effects of the company’s income or loss are passed through to the member, consequently neither federal or state income taxes are provided for the company.

3. Debt

The company has a line of credit of $2,000,000 with United Bank. The company can draw on the line of credit between 80% and 90% of “eligible” accounts receivable depending on the type of receivable. The line is secured by the accounts receivable. The interest rate on this line is the Prime Rate only. The line is due July 31, 2008. The balance as of September 30, 2007 was zero.